EXHIBIT 8.1
[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]
September 27, 2010
Country Style Cooking Restaurant Chain Co., Ltd.
18-1 Guojishangwu Center, 178 Zhonghua Road
Yuzhong District, Chongqing
People’s Republic of China

Re:	American Depositary Shares of Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”)
Ladies and Gentlemen:
          You have requested our opinion concerning the statements in the Registration Statement (as described below) under the caption “Taxation—Material United States Federal Income Tax Considerations” in connection with the public offering of certain American Depositary Shares (“ADSs”), each of which represents four ordinary shares, par value $0.001 per share, of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).
               In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:
(a)	the Registration Statement; and

(b)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.
               Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records (as identified in clauses (a) and (b) of the immediately preceding paragraph). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.
               For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

Country Style Cooking Restaurant Chain Co., Ltd.
September 27, 2010

submitted to us as certified, conformed, electronic, or photo static copies, and the authenticity of the originals of such latter documents. We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.
               In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.
               Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the U.S. Internal Revenue Service or, if challenged, by a court.
               Based on and subject to the foregoing, the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Considerations,” to the extent that the discussion states definitive legal conclusions under current U.S. federal income tax law as to the material U.S. federal income tax consequences of an investment in the ADSs or Ordinary Shares, constitutes our opinion, subject to the qualifications set forth therein, and we hereby consent to the inclusion of such discussion in the prospectus included in the Registration Statement.
               Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

Country Style Cooking Restaurant Chain Co., Ltd.
September 27, 2010

               We hereby also consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP